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                                                                      EXHIBIT 11
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                  EXHIBIT TO CONSOLIDATED FINANCIAL STATEMENTS

                        COMPUTATION OF PER SHARE EARNINGS
               (Unaudited, in thousands, except per-share amounts)

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                                                          Three months ended                 Six months ended
                                                    ------------------------------    ------------------------------
                                                    July 31, 1994    July 31, 1993    July 31, 1994    July 31, 1993
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PRIMARY:

  Net Income                                           $ 12,237        $  9,702         $ 21,886         $ 19,042
  Reduction of interest expense, net of
    income tax expense on assumed retirement
    of short-term and long-term debt                        194             165              388              343

  Interest earned, net of income tax expense on
    assumed investment of U.S. government
    securities or commercial paper                           22              --               53               17
                                                       --------        --------         --------         --------

  Adjusted net income                                  $ 12,453        $  9,867         $ 22,327         $ 19,402
                                                       --------        --------         --------         --------
                                                       --------        --------         --------         --------

  Weighted average shares outstanding                    46,691          45,380           46,453           45,161
  Dilutive stock options, based on the modified
    treasury stock method, using average fair value       2,811           2,213            2,882            2,370
                                                       --------        --------         --------         --------

Total average shares outstanding                         49,502          47,593           49,335           47,531
                                                       --------        --------         --------         --------
                                                       --------        --------         --------         --------

Per Share Amount                                       $    .25        $    .21         $    .45         $    .41
                                                       --------        --------         --------         --------
                                                       --------        --------         --------         --------


FULLY DILUTED:

  Net Income                                           $ 12,237        $  9,702         $ 21,886         $ 19,042
  Reduction of interest expense, net of
    income tax expense on assumed retirement
    of short-term and long-term debt                        194             155              388              333

  Interest earned, net of income tax expense on
    assumed investment of U.S. government
    securities or commercial paper                           21              --               46                5
                                                       --------        --------         --------         --------

  Adjusted net income                                  $ 12,452        $  9,857         $ 22,320         $ 19,380
                                                       --------        --------         --------         --------
                                                       --------        --------         --------         --------

  Weighted average shares outstanding                    46,691          45,380           46,453           45,161
  Dilutive stock options, based on the modified
    treasury stock method, using quarter-end or
    exercise date established price if higher than
    average fair value                                    2,811           2,213            2,882            2,370
                                                       --------        --------         --------         --------

Total average shares outstanding                         49,502          47,593           49,335           47,531
                                                       --------        --------         --------         --------
                                                       --------        --------         --------         --------

Per Share Amount                                       $    .25        $    .21         $    .45         $    .41
                                                       --------        --------         --------         --------
                                                       --------        --------         --------         --------

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